Unaudited pro forma condensed
                         combined financial information

The following unaudited pro forma condensed combined financial data are based on our historical financial statements and the historical financial statements of AMICO. The information included in the "Gibraltar historical" column of the unaudited pro forma condensed combined financial data sets forth our historical balance sheet data as of September 30, 2005 and our historical statement of income data for the year ended December 31, 2004 and the nine months ended September 30, 2004 and 2005, which data are derived from our audited and unaudited consolidated financial statements. The information included in the "AMICO historical" column of the unaudited pro forma condensed combined financial data sets forth AMICO's historical balance sheet data as of September 30, 2005 and AMICO's historical statement of operations data for the year ended December 31, 2004 and the nine months ended September 30, 2004 and 2005, which data are derived from AMICO's audited and unaudited consolidated financial statements.

The information included in the "Gibraltar historical" column and the "AMICO historical" column for the twelve months ended September 30, 2005 has been calculated by subtracting the applicable unaudited consolidated statement of income data for the nine months ended September 30, 2004 from the sum of (1) the applicable audited consolidated statement of income data for the year ended December 31, 2004 and (2) the applicable unaudited consolidated statement of income data for the nine months ended September 30, 2005.

The information contained in the "Pro forma" column of the unaudited pro forma condensed combined balance sheet as of September 30, 2005 gives effect to the following (collectively, the "transactions") as if they had occurred on September 30, 2005:


o    the acquisition of AMICO; and


o    the incurrence of new long-term debt and the use of proceeds thereof.


The information included in the "Pro forma" column of the unaudited pro forma condensed combined statements of income for the year ended December 31, 2004 and the nine months ended September 30, 2004 and 2005 gives effect to the events described in the bullet points above as if they had occurred on January 1, 2004.


The pro forma statement of income for the twelve months ended September 30, 2005 has been derived by subtracting the unaudited pro forma condensed combined statement of income data for the nine months ended September 30, 2004 from the sum of (1) the unaudited pro forma condensed combined statement of income data for the year ended December 31, 2004 and (2) the unaudited pro forma condensed combined statement of income data for the nine months ended September 30, 2005.


The unaudited pro forma adjustments are based on available information and certain assumptions that we believe are reasonable. However, these unaudited pro forma adjustments do not include an allocation of the purchase price of AMICO based on fair market value. Therefore, all the acquired assets and liabilities are reflected at their historical book values with the excess consideration recorded as goodwill. The allocation of the purchase price to our acquired assets and liabilities will be completed as soon as reliable information is available. Preliminary pro forma adjustments have been recorded:


o to record inventory of AMICO under the same accounting method as our company; and

o to exclude the assets and liabilities not acquired as part of the AMICO acquisition from the unaudited pro forma financial data.

The adjustments with respect to the new long-term debt reflect the estimated interest rates plus amortization of estimated financing costs. The final interest rates, financing costs incurred and application of proceeds will be determined on the date the new long-term debt is actually incurred and may differ from those reflected in the unaudited pro forma financial data.

Our unaudited pro forma financial data do not purport to present what our actual financial position or results would have been if the events described above had occurred as of the dates indicated and are not necessarily indicative of our future financial position or results. For example, we expect our future results to be affected by the following factors, among others:

o In connection with our acquisition of AMICO in October 2005, we must record AMICO's inventory on our consolidated balance sheet at fair market value. Our margins from the AMICO business will be depressed in the fourth quarter of 2005 as we sell the inventory acquired. Additionally, the recording of AMICO's acquired inventory at fair market value may result in additional deferred tax assets or liabilities.


o We will be required to record identifiable intangible assets and property, plant and equipment acquired in the AMICO acquisition on our consolidated balance sheet at fair market value. Any resulting write-up of assets will increase our depreciation and amortization expense when we depreciate or amortize the acquired assets and will reduce gross profit, operating income, income from continuing operations and net income, and such reductions may be significant. Based upon our past acquisitions and the nature of the assets acquired in the AMICO acquisition, we expect to recognize, when we complete our fair market value calculations, identifiable intangible assets such as trademarks/patents, unpatented technology and customer relationships. We will not complete our fair market value calculations of these assets until early 2006, and we cannot quantify the amount of the write-up of the acquired assets at this time. Amortization periods to be used for these identifiable intangible assets and property, plant and equipment acquired will be based primarily upon the estimated useful lives of the assets, which at this point are not determinable. Additionally, the identification of intangible assets and the recording of the acquired property, plant and equipment at fair market value may give rise to additional deferred tax assets and liabilities.


o In connection with the transaction, we paid a prepayment premium of $6.7 million to retire our private placement notes. We also wrote off the deferred financing fees of $0.7 million related to this debt. These charges are not reflected in the unaudited pro forma condensed combined statements of income because they are not considered on-going and will not have a recurring impact on our results of operations. We also will incur charges in our fourth quarter relating to non-capitalized expenses arising out of the AMICO acquisition.

                     Unaudited pro forma condensed combined
                     balance sheet as of September 30, 2005

                                                         Gibraltar        AMICO      Pro forma
(Dollars in thousands)                                   historical    historical   adjustments            Pro forma
Assets
Current assets:

  Cash and cash equivalents                             $     8,149   $     3,429   $    (3,429)(1)      $     8,149
  Accounts receivable, net                                  174,269        41,070            --              215,339
  Inventories                                               166,727        24,327         8,488(2)           199,542
  Other current assets                                       14,368         1,107            --               15,475
  Deferred income taxes                                          --         1,167            --                1,167
  Assets held for sale                                           --           246            --                  246
                                                        ___________   ___________   ___________          ___________

    Total current assets                                    363,513        71,346         5,059              439,918
Property, plant and equipment, net                          256,503        41,993            --              298,496
Goodwill                                                    292,438         7,022       149,333(3)           448,793
Investments in partnerships                                   6,806          --              --                6,806
Other assets                                                 14,567         3,059        10,298(4)            27,924
                                                        ___________   ___________   ___________          ___________
                                                        $   933,827   $   123,420   $   164,690          $ 1,221,937
                                                        ___________   ___________   ___________          ___________
Liabilities and shareholders'
  equity
Current liabilities:
  Accounts payable                                      $    71,657   $    15,903            --          $    87,560
  Accrued expenses                                           46,679         7,014   $    (1,700)(5)           51,993
  Income taxes payable                                           --         4,012        (2,842)(6)            1,170
  Notes payable--revolver                                        --         6,640        (6,640)(1)               --
  Current maturities of long-term debt                        8,659            --        (8,460)(5)              199
  Current maturities of related party
    debt                                                      5,833            --            --                5,833
                                                        ___________   ___________   ___________          ___________
    Total current liabilities                               132,828        33,569       (19,642)             146,755
Long-term debt                                              238,414        11,691       256,169(1)(5)        506,274
Deferred income taxes                                        67,621         6,113         3,360(2)            77,094
Other non-current liabilities                                 5,190         1,410            --                6,600
Shareholders' equity                                        489,774        70,637       (75,197)(6)          485,214
                                                        ___________   ___________   ___________          ___________
                                                        $   933,827   $   123,420   $   164,690          $ 1,221,937
                                                        ___________   ___________   ___________          ___________


                   Notes to the unaudited pro forma condensed
                             combined balance sheet


(1) Reflects the balance sheet adjustments for assets which will not be acquired and liabilities which will not be assumed in the AMICO acquisition, as reflected in the following table:


(Dollars in millions)
Assets:
  Cash                                $   3.4
Liabilities:
  Notes payable--revolver                 6.6
  Long-term debt                         11.7
                                      _______
Net liabilities not acquired          $ (14.9)
                                      _______


(2) Represents the adjustment to inventory and the related deferred tax liabilities as a result of the alignment of inventory accounting policies of AMICO with those of our company. At acquisition, AMICO changed its inventory policy from LIFO to FIFO, which will result in taxable income relating to the reversal of the LIFO reserve that our company will recognize for tax purposes over a four-year period.

(3) Reflects estimated additional goodwill resulting from the AMICO acquisition, as if the AMICO acquisition had occurred on September 30, 2005. The determination of the final purchase price, following any post-closing working capital adjustments, for the AMICO acquisition has not been made. For purposes of the unaudited pro forma condensed combined balance sheet, we have used the preliminary purchase price paid in connection with the AMICO acquisition. We have not completed an allocation of the purchase price to our assets and liabilities; such allocation will be completed within one year and, in addition to identifying intangible assets, may give rise to additional deferred tax assets or liabilities. Therefore, all the acquired assets and liabilities are reflected at their historical book values with the excess consideration recorded as goodwill. The purchase price and goodwill have been calculated as follows:


(Dollars in millions)
Purchase price(a)                           $   240.0
Less: net value of assets acquired(b)            83.6
                                            _________
Goodwill balance                                156.4
Less: Historical goodwill of AMICO                7.1
                                            _________
Pro forma adjustment                        $   149.3
                                            _________

(a) Excludes the impact of any post-closing working capital adjustments, which have not yet been determined.

(b) The net book value of assets acquired has been calculated as follows:

Assets acquired                          $   121.4
Liabilities assumed                          (37.8)
                                         _________
Net book value of assets acquired        $    83.6



(4) Reflects the capitalization of deferred financing fees incurred in connection with the incurrence of new long-term debt and the write-off of historical deferred financing fees.



(Dollars in millions)
Capitalization of deferred financing charges                     $   11.0
Less: Historical deferred charges related to the redeemed
  private placement notes of Gibraltar                               (0.7)
                                                                 ________
Pro forma adjustment                                             $   10.3
                                                                 ________

(5) Reflects adjustments for the following changes in borrowings:

                                                                 Net
                                           Actual balance     borrowings/  Pro forma balance
(Dollars in millions)                    September 30, 2005   (payments)   September 30, 2005
_____________________________________   ___________________   _________    __________________
Revolving credit facility                     $   105.2        $   (30.2)       $    75.0
New term loan                                        --            230.0            230.0
Private placement notes                           115.0           (115.0)              --
Other new long-term
  debt                                               --            200.0            200.0
Existing acquisition notes                         31.2            (25.4)             5.8
Existing revenue bonds                              1.5               --              1.5
_____________________________________   ___________________   ___________   __________________
                                              $   252.9        $   259.4        $   512.3
_____________________________________   ___________________   ___________   __________________


                                            Net
                      Actual balance    borrowings/  Pro forma balance
                    September 30, 2005  (payments)   September 30, 2005
                    __________________  __________   __________________
Short-term               $    14.5        $   (8.5)       $     6.0(a)
Long-term                    238.4           267.9            506.3
                         _________        ________        _________
                         $   252.9        $  259.4        $   512.3
                         _________        ________        _________


(a) Consists of the remaining acquisition note and $0.2 million of the revenue bond.

(6) Reflects (i) the elimination of the historical AMICO shareholders' equity due to the AMICO acquisition and (ii) the write-off of our deferred financing fees in the amount of $0.7 million and the prepayment premium of $6.7 million, both paid in connection with the early redemption of our private placement notes. The tax effect of the write-off of the deferred financing fees and prepayment was approximately $2.8 million.

(Dollars in millions)
Elimination of historical AMICO shareholders' equity                $  (70.6)
Prepayment premium private placement notes                              (6.7)
Historical deferred charges related to the redeemed private
  placement notes                                                       (0.7)
                                                                    ________
Tax effect of the prepayment premium and the write-off of the
  historical deferred charges above                                      2.8
                                                                    ________
Pro forma adjustment                                                $  (75.2)
                                                                    ________

               Unaudited pro forma condensed combined statement of
                   income for the year ended December 31, 2004


(Dollars in thousands,                         Gibraltar       AMICO       Pro forma
except per share data)                         historical    historical    adjustments(1)     Pro forma
___________________________________________    ___________   ___________   ___________      _____________
Net sales                                      $   976,255   $   288,354   $         --     $   1,264,609
Cost of sales                                      774,970       209,766       (13,835)(2)        970,901
                                               ___________   ___________   ___________      _____________
Gross profit                                       201,285        78,588        13,835            293,708
Selling, general and administrative
expense                                            111,737        37,519            --            149,256
                                               ___________   ___________   ___________      _____________
Income from operations                              89,548        41,069        13,835            144,452
Other (income) expense:

Equity in partnerships' (income) loss               (4,846)           --            --             (4,846)
Interest expense                                    12,915         5,115        19,380(3)          37,410
                                               ___________   ___________   ___________      _____________
Total other expense                                  8,069         5,115        19,380             32,564
                                               ___________   ___________   ___________      _____________
Income before taxes                                 81,479        35,954        (5,545)           111,888
Provision for income taxes                          31,768        13,455        (2,162)(4)         43,061
                                               ___________   ___________   ___________      _____________
Income from continuing operations              $    49,711   $    22,499   $    (3,383)     $      68,827
                                               ___________   ___________   ___________      _____________
Income per share from continuing
  operations - Basic                           $     1.69                                    $      2.34
Weighted average shares outstanding - Basic         29,362                                         29,362
Income per share from continuing
  operations - Diluted                         $     1.68                                    $      2.33
Weighted average shares outstanding -
Diluted                                             29,596                                         29,596
                                               ___________   ___________   ___________      _____________

               Unaudited pro forma condensed combined statement of income for the nine months ended September 30, 2005


(Dollars in thousands,                       Gibraltar       AMICO       Pro forma
except per share data)                       historical    historical   adjustments(1)     Pro forma
__________________________________________    ___________   ___________  ____________     _____________
Net sales                                     $   844,108   $   239,815  $        --      $   1,083,923
Cost of sales                                     683,504       174,331        7,367(2)         865,202
                                              ___________   ___________  ___________      _____________
Gross profit                                      160,604        65,484       (7,367)           218,721
Selling, general and administrative
  expense                                          85,353        23,530           --            108,883
                                              ___________   ___________  ___________      _____________
Income from operations                             75,251        41,954       (7,367)           109,838
Other (income) expense:

Equity in partnerships' loss/other expense            469            72           --                541
Interest expense                                   11,102         3,478       13,476(3)          28,056
                                              ___________   ___________  ___________      _____________
Total other expense                                11,571         3,550       13,476             28,597
                                              ___________   ___________  ___________      _____________
Income before taxes                                63,680        38,404      (20,843)            81,241
Provision for income taxes                         24,395        14,751       (7,985)(4)         31,161
                                              ___________   ___________  ___________      _____________
Income from continuing operations             $    39,285   $    23,653  $   (12,858)     $      50,080
                                              ___________   ___________  ___________      _____________
Income per share from continuing
  operations - Basic:                         $      1.33                                 $        1.69
Weighted average shares outstanding - Basic        29,600                                        29,600
Income per share from continuing
  operations - Diluted:                       $      1.32                                 $        1.68
Weighted average shares outstanding -
  Diluted                                          29,789                                        29,789
                                              ___________   ___________  ___________      _____________

               Unaudited pro forma condensed combined statement of income for the nine months ended September 30, 2004


(Dollars in thousands,                          Gibraltar        AMICO       Pro forma
except per share data)                         historical     historical   adjustments(1)    Pro forma
__________________________________________    ____________   ___________  ___________      ___________
Net sales                                     $   721,045    $   218,708  $         --      $   939,753
Cost of sales                                     563,436        157,159      (13,529)(2)      707,066
                                              ___________    ___________  ___________      ___________
Gross profit                                      157,609         61,549       13,529          232,687
Selling, general and administrative
  expense                                          84,923         26,460            --          111,383
                                              ___________    ___________  ___________      ___________
Income from operations                             72,686         35,089       13,529          121,304
                                              ___________    ___________  ___________      ___________
Other (income) expense:
Equity in partnerships' (income)
  loss/other expense                               (3,492)           138            --           (3,354)
Interest expense                                    9,523          3,867       14,686(3)        28,076
                                              ___________    ___________  ___________      ___________
Total other expense                                 6,031          4,005       14,686           24,722
                                              ___________    ___________  ___________      ___________
Income before taxes                                66,655         31,084       (1,157)          96,582
Provision for income taxes                         26,329         11,549         (457)(4)       37,421
                                              ___________    ___________  ___________      ___________
Income from continuing operations             $    40,326    $    19,535  $      (700)     $    59,161
                                              ___________    ___________  ___________      ___________
Income per shares from continuing
  operations - Basic:                         $      1.38                                  $     2.02
Weighted average shares outstanding -
  Basic                                            29,302                                       29,302
Income per share from continuing
  operations - Diluted                        $      1.37                                  $      2.00
Weighted average shares outstanding -
  Diluted                                          29,539                                       29,539
                                              ___________                                  ___________

               Unaudited pro forma condensed combined statement of
              income for the twelve months ended September 30, 2005


(Dollars in thousands,                        Gibraltar       AMICO       Pro forma
except per share data)                       historical     historical    adjustments(1)     Pro forma
______________________________________     _____________   ___________   ____________     _____________
Net sales                                  $   1,099,318   $   309,461   $        --       $  1,408,779
Cost of sales                                    895,038       226,938         7,061(2)       1,129,037
                                           _____________   ___________   ____________     _____________
Gross profit                                     204,280        82,523        (7,061)           279,742
Selling, general and administrative
  expense                                        112,167        34,589            --            146,756
                                           _____________   ___________   ____________     _____________
Income from operations                            92,113        47,934        (7,061)           132,986
Other (income) expense:
Equity in partnerships' (income)/other
  (income)                                          (885)          (66)           --               (951)
Interest expense                                  14,494         4,726        18,170(3)          37,390
                                           _____________   ___________   ____________     _____________
Total other expense                               13,609         4,660        18,170             36,439
Income before taxes                               78,504        43,274       (25,231)            96,547
Provision for income taxes                        29,834        16,657        (9,690)(4)         36,801
                                           _____________   ___________   ____________     _____________
Income from continuing operations          $      48,670   $    26,617   $   (15,541)     $      59,746
                                           _____________   ___________   ____________     _____________
Income per share from continuing
  operations - Basic:                      $        1.64                                  $        2.02
Weighted average shares
  outstanding - Basic                             29,600                                         29,600
Income per share from continuing
  operations - Diluted:                    $        1.63                                  $        2.01
Weighted average shares
  outstanding--Diluted                            29,789                                         29,789
                                           _____________                                  _____________

                        Notes to the unaudited pro forma
                     condensed combined statements of income


(1) For purposes of the unaudited pro forma condensed combined statement of income, we have used the preliminary purchase price paid in connection with the AMICO acquisition (see footnote 1 of the Notes to the unaudited pro forma condensed combined balance sheet). We have not completed an allocation of the purchase price to our assets and liabilities; such allocation will be completed within one year. Therefore, all the acquired assets and liabilities are reflected at their historical book values with the excess consideration recorded as goodwill. We will be required to record identifiable intangible assets and property, plant and equipment acquired in the AMICO acquisition on our consolidated balance sheet at fair market value. Any resulting write-up of assets will increase our depreciation and amortization costs when we depreciate or amortize the acquired assets and will reduce gross profit, operating income, income from continuing operations and net income, and such reductions may be significant.

(2) Represents the cost of sales impact of the alignment of inventory accounting policies. AMICO changed its inventory policy to FIFO from LIFO in order to align its accounting policies with those of our company. Assuming consistent inventory levels, in a period of rising raw material prices the FIFO method results in a higher ending inventory balance and higher gross profit than the LIFO method.

(3) Represents the estimated increase in interest expense for the periods indicated incurred as part of the financing for the transactions, assuming the transactions had occurred as of January 1, 2004.

                                                  Year ended      Nine months ended       Twelve months ended
                                                  December 31       September 30,              September 30,
(Dollars in millions)                                2004         2004        2005                 2005
______________________________________________  _______________  _________   ___________       _________________

Pro forma interest expense of
   transaction debt                                       36.7       27.5          27.5                    36.7
Less: historical interest expense and
   amortization of deferred charges on
   repaid debt and AMICO debt not
   acquired                                              (17.3)     (12.8)        (14.0)                  (18.5)
                                                _______________  _________   ___________       _________________
Net adjustment to interest expense                      $ 19.4     $ 14.7        $ 13.5                  $ 18.2
                                                _______________  _________   ___________       _________________

A one-eighth percent change in interest rates of the total debt incurred as part of the transactions would have the following effect on pro forma interest expense:



                          Year ended          Nine months ended      Twelve months ended
                         December 31,           September 30,           September 30,
(Dollars in millions)        2004           2004             2005           2005
_____________________     ________        _______         _________       _________
Total                       $  0.6         $  0.5           $  0.5          $ 0.6
_____________________     ________        _______         _________       _________


(4) Reflects the tax effect of our pro forma adjustments at the statutory rate of the period to which the adjustments pertain.